 EXHIBIT 32.1.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Adam Anthony, Chief Executive Officer, and Principal Accounting Officer, of Aftermarket Enterprises, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period June 30, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 11, 2008                                                                           By:  /s/ Adam Anthony
                                                                                                                           Adam Anthony
                                                                                                                           Chief Executive Officer and Principal Accounting
                           Officer

 * A signed original of this written statement required by Section 906 has been provided to Aftermarket Enterprises, Inc. and will be retained by Aftermarket Enterprises, Inc. and furnished to the Securities Exchange Commission or its staff upon request.